UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

SOLOMON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:
Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01. Entry Into a Material Definitive Agreement.

On January 17, 2007, Solomon Technologies, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $5,350,000 in principal amount of Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008 (the “Debentures”). The funds raised in the Private Placement are expected to be disbursed from escrow to the Company on January 18, 2007. The Debentures will be issued pursuant to a Securities Purchase Agreement, dated January 17, 2007, among the Company and the purchasers of the Debentures. The principal purposes of the Private Placement are to redeem the Company’s outstanding Series C preferred stock and to repay certain short-term debt. The Private Placement will result in gross proceeds of $5,256,000 after placement agent fees of $94,000 but before other expenses associated with the transaction.

The Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $2.00 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Debentures will be decreased to equal such lower price. The conversion price adjustment will not apply to certain exempt issuances, including stock issuances to officers, directors and employees and in strategic transactions and up to an aggregate of $200,000 of common stock that may be issued in any six month period.

Prior to maturity the Debentures will bear interest per annum at the higher of (i) 8% or (ii) the six-month London Interbank Offered Rate plus 2%, payable quarterly in arrears in cash, or, at the Company’s option, in shares of Company common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the Company’s common stock. All overdue and accrued interest shall accrue a late fee equal to the lesser of 15% per annum or the maximum rate permitted by applicable law. From and after an event of default under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of the lesser of 15% per annum or the maximum rate permitted by applicable law.

Beginning on the earlier of (i) the 1st day of the 1st month immediately following the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures and (ii) May 18, 2007, and on the 1st of each month thereafter, the Company will be required to redeem 1/10th of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock. The Company’s ability to pay the redemption price in shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the Company’s common stock. Any common stock of the Company delivered in satisfaction of an amortization payment will be valued at 82.5% of the average of the daily volume weighted average price of the applicable shares for the 10 trading days prior to the amortization payment. Any unconverted Debentures will become due on March 18, 2008.

At any time after the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 12 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of cash of 120% of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

The Company’s obligations under the Debentures are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of January 17, 2007 between it and the purchasers of the Debentures. The Company has agreed that in the event that it forms any new subsidiaries and moves assets to those subsidiaries, those subsidiaries will become guarantors of the Debentures.

As a part of the Private Placement, the Company issued common stock purchase warrants (“Warrants”) to the purchasers of the Debentures giving them the right to purchase up to an aggregate of 2,006,250 shares of the Company’s common stock at an exercise price of $2.00 per share. The Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrants with respect to shares of the Company’s common stock will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. The foregoing adjustment to the exercise price for the Company’s common stock will not apply to certain exempt issuances, including issuances to officers, directors and employees and in strategic transactions and up to an aggregate of $200,000 of common stock that may be issued in any six month period. All of the Warrants will expire on January 18, 2012 unless sooner exercised.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before February 16, 2007, to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective as promptly as possible thereafter but in any event, by June 17, 2007. The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

The holders of an aggregate of approximately 12,932,561 shares of the Company’s outstanding common stock, including 1,740,360 shares of common stock that will be issued upon conversion of Series C preferred stock, have agreed to certain restrictions on their ability to transfer such shares.

Ardour Capital Investments, LLC acted as the exclusive placement agent for the Private Placement. The Company has agreed to pay the placement agent a cash fee of $94,000 and issue to it an aggregate of 290,000 shares of its common stock as compensation for its services.

On January 17, 2007, the Company entered into a Redemption and Conversion Agreement (the “R&C Agreement”) with the holders of its Series C preferred stock. Pursuant to the R&C Agreement, the Company and the holders of the Series C preferred stock agreed that immediately upon the closing of the Private Placement the Company would redeem, on a pro-rata basis, that number of shares of Series C preferred as may be redeemed with $3,349,997.68 of the proceeds of the Private Placement and that immediately upon such redemption the shares of Series C preferred stock not so redeemed would be converted into shares of common stock on the basis of one share of common stock for each such share of Series C preferred stock, or an aggregate of 1,740,360 shares. The redemption price of the Series C preferred stock is currently $1.1375 per share plus accrued dividends.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement. The securities sold in the Private Placement may not be offered or sold in the United States absent registration or an applicable exemption.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review

On October 27, 2006, the Company filed a registration statement on Form SB-2 (the “Registration Statement”) covering the resale of its shares of common stock for certain selling stockholders as named therein. The Registration Statement is currently under review by the Securities and Exchange Commission (the “SEC”). The Company is engaged in the process of responding to the SEC’s comments and as a result has made certain modifications to the financial statements contained in the Registration Statement. These financial statements are contained in Amendment No. 1 to the Company’s Registration Statement filed with the SEC on January 11, 2007. The SEC has not yet made a final determination whether those modifications are appropriate or require further modification. The Company recognizes that it will ultimately have to amend its financial statements and accordingly is hereby notifying the public that certain previously issued financial statements should no longer be relied upon and that the Company will likely have to amend such financial statements in the Form 10-QSB for the quarter ended September 30, 2006 to restate such financial statements as a result of the SEC’s review. Specifically, the modifications principally relate to the valuation of the Company’s common stock and Series C preferred stock issued in connection with its acquisition of Technipower LLC. The Company has determined that the common stock issued should have been valued at $1.41 per share based on the market price of the common stock on the closing date instead of the 30 day average price of $0.65 per share used in its initial filing and its Form 10-QSB for the quarter ended September 30, 2006. Further, the Company has determined that there was no beneficial conversion feature attributable to its Series C preferred stock and that dividends on the Series C preferred stock should have been accreted as the Company has concluded that it is probable that it will redeem the Series C preferred stock in the near term. Such redemption price will include accrued dividends. The Company also recorded a $60,000 distribution paid to a Series B preferred stockholder in March 2006 related to common stock issued to induce the holder to convert the Series B preferred stock to common stock. The principal effects of the modifications would be to reduce the accumulated deficit at September 30, 2006 by $1,004,136 and to reduce the loss attributable to common stockholders for the quarter ended on such date by $1,063,836 and for the nine months ended on such date by $1,003,836.

The Company has been coordinating with its independent auditors to address these matters, however, the Company has not yet received approval from the SEC on proposed amendments to its financial statements and accordingly the Company can not yet determine when it will be in a position to file its restated financial statements or what additional modifications will be required.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated:  January 18, 2007
By:  /s/ Peter W. DeVecchis, Jr.

Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement dated as of January 17, 2007 among Solomon Technologies, Inc. and each purchaser identified on the signature pages thereto
10.2	Form of Variable Rate Self-Liquidating Senior Secured Convertible Debentures
10.3	Registration Rights Agreement, dated as of January 17, 2007, among Solomon Technologies, Inc. and each purchaser identified on the signature pages thereto
10.4	Form of Common Stock Warrant
10.5	Form of Legal Opinion
10.6	Security Agreement dated as of January 17, 2007 among Solomon Technologies, Inc. and each purchaser identified on the signature pages thereto
10.7	Form of Subsidiary Guarantee
10.8	Forms of Lock-Up Agreement
10.9	Redemption and Conversion Agreement dated as of January 17, 2007 among Solomon Technologies, Inc. and the holders of Series C preferred stock
10.10	Escrow Agreement dated as of January 17, 2007 by Solomon Technologies, Inc. and each purchaser identified on the signature pages thereto and Davis & Gilbert LLP